UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2025

ENVOY MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40133	86-1369123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4875 White Bear Parkway White Bear Lake, MN	55110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 900-3277

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	COCH	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole Warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	COCHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement

On September 4, 2025, Envoy Medical, Inc. (the “Company”) entered into a Voting and Warrant Extension Agreement (the “Voting and Extension Agreement”) with Glen A. Taylor (“Taylor”), GAT Funding, LLC (“GAT”), and Taylor Sports Group, Inc. (“Taylor Sports” and, together with GAT and Taylor, the “Taylor Parties”). GAT and Taylor Sports are controlled by Mr. Taylor who owns, directly or indirectly, approximately 47.8% of the Company’s outstanding Class A Common Stock as of September 4, 2025 and is a former director of the Company.

Pursuant to the Voting and Warrant Extension Agreement, the Taylor Parties agreed to vote any shares beneficially owned by the Taylor Parties in favor of any proposal required to be approved by the Company’s stockholders to ensure compliance with certain Nasdaq Listing Rules, provide that the proposal is unanimously approved and recommended by the Board of Directors of the Company. The Taylor Parties’ voting obligations will be in effect through December 31, 2028 and will be binding on any transferees of the Class A Common Stock.

Under the Voting and Warrant Extension Agreement, the Company also granted registration rights to the Taylor Parties, under which the Company has agreed to register with the Securities and Exchange Commission the resale of shares of the Company’s Class A Common Stock held by the Taylor Parties upon the request of the Taylor Parties on or after March 31, 2026.

Also pursuant to the Voting and Warrant Extension Agreement, the Company agreed to extend the expiration date of warrants held by GAT to purchase an aggregate of 3,500,000 shares of the Company’s Class A Common Stock (the “GAT Warrants”) to December 31, 2028. Prior to the extension, the GAT Warrants had expiration dates from February 27, 2026 to June 26, 2027.

The foregoing summary of the Voting and Warrant Extension Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Voting and Warrant Extension Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Voting and Warrant extension Agreement by and among Envoy Medical, Inc., Glen A. Taylor, GAT Funding, LLC, and Taylor Sports Group, Inc. dated effective September 4, 2025.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVOY MEDICAL, INC.

September 9, 2025	By:	/s/ Brent T. Lucas
Brent T. Lucas
Chief Executive Officer

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